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                                                                    EXHIBIT 23.1

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of Avery Communications, Inc. of our report dated July 16, 1999, on the financial statements of Avery Communications, Inc. as of and for the years ended December 31, 1997 and 1998, accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.

                                              /s/ King Griffin & Adamson P.C.
                                          _____________________________________
                                                KING GRIFFIN & ADAMSON P.C.

Dallas, Texas

August 25, 1999